CINCINNATI BELL TELEPHONE
                              CONTRACT NO. CBT-1228


This Agreement is made by and between CINCINNATI BELL TELEPHONE COMPANY, an Ohio corporation having its principal place of business at 201 East Fourth Street, Cincinnati, Ohio 45202 ("CBT"), and ONELINK Communications, Inc., 10340 Viking Drive, Eden Prairie, Minnesota 55344 ("OneLink"). (CBT and OneLink shall hereafter be referred to as the Parties.)


1.       TERM

Unless otherwise renewed or terminated in accordance with the provisions, herein, the term of this Agreement (the "Term") shall begin on September 30, 1998, and shall continue [***]* (the "Initial Term"); and [***]* , or the Agreement is terminated pursuant to the provisions of Section 12 hereof.


2.       RESPONSIBILITIES OF THE PARTIES

         2.1. For the Term of this Agreement, OneLink shall provide CBT TeleSmartTM Data Services, and Support Services as detailed in the Functional Requirements Specification Document attached hereto as Attachment C (the "FRS") or as otherwise mutually agreed to between the parties. Any additional services outside the scope of the FRS shall be mutually agreed to between the parties as to scope and price.


         2.2. The parties shall cooperate to provide each other with technical support and data exchange as required for each party to fulfill its obligations hereunder.


         2.3. Subject to legal and regulatory restrictions, if any, CBT agrees to provide to OneLink the following information:

                  - Call Data at a frequency and level of completeness and accuracy to be mutually agreed upon by the parties.

                  - Subscriber information at a frequency, format, level of completeness and accuracy to be mutually agreed upon by the parties.

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                  -   TeleSmart Reporting Service information including pricing, marketing and advertising, market research and analysis, product testing plans, timing and roll-out plans and promotional efforts.



3.       PRICES

The initial prices for the Products are set forth in Attachment A (Processing Fee Schedule) and are subject to change only in accordance with this section (Prices). OneLink represents [***]* . [***]* , the Parties shall agree in good faith to any adjustments to the prices set forth in Attachment A.[***]* .


4.       DEVELOPMENT COSTS

Except as otherwise agreed in writing, each Party shall be solely responsible for and shall bear all its own respective costs and expenses in connection with this Agreement, including without limitation, expenses of development, design, modeling, optimization, documentation, accountants, advisors, legal expenses, or research.


5.       BILLING/PAYMENTS/TAXES

         5.1. CBT shall bear all responsibility for billing of the Customers who have ordered through CBT. CBT shall bear the full credit and collection risk associated with such billing.

         5.2. CBT will assess, collect and pay all applicable sales or use taxes on services and personal property furnished in accordance with this Agreement.

         5.3. Once a month, OneLink shall invoice CBT for the preceding month's Services based upon Attachment A - Processing Fee Schedule. Should CBT and OneLink agree to process customers in multiple cycles, OneLink will bill CBT after each cycle.

         5.4. OneLink shall invoice CBT on a periodic basis. CBT shall pay OneLink within thirty (30) days after the date of each invoice with respect to the amount billed on such invoice.


6.       [***]

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[***]*


7.       WARRANTY

         7.1. OneLink warrants that the TeleSmart Data Services will be able to continue in a timely manner and without interruption due to the change in the date to the year 2000 so long as the data and other information supplied by CBT to OneLink likewise is provided in a timely manner and without interruption due to change in the date to the year 2000.

         7.2. OneLink will use its reasonable best efforts to execute its obligations under this Agreement (including, without limitation, under the FRS) in a timely manner and in accordance with the standards in the telecommunications industry.


8.       CONFIDENTIALITY

         8.1. To the extent that either Party to this Agreement has been or hereafter is given access under this Agreement or may be given access under the terms hereof (whether orally, in writing, or by visual inspection) to any information which is either non-public, confidential or proprietary in nature, including but not limited to Customer Propriety Network Information or documents marked Confidential provided by CBT to OneLink for the purposes of initiating and rendering services contemplated by this Agreement, trade and business secrets, know-how, technical and non-technical materials, notes, memoranda, drawings, product samples and specifications, financial information, employee and contractor information, or other information which is either non-public, confidential of proprietary in nature relating to this agreement, the Party receiving such Proprietary Information
                 (the "Receiving Party"):

                  (i) Agrees that the Party supplying such Proprietary Information (the "Supplying Party") owns such Proprietary Information and that the Receiving Party will not use such Proprietary Information: (a) for any purpose other than the performance of its obligations under this Agreement; or (b) for any party other than the Supplying Party without the Supplying Party's prior written consent; and

                  (ii) Agrees that it will maintain the Proprietary Information in confidence from the date of receipt, except for information which:

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                           (a) the Receiving Party can demonstrate was known to
                           it prior to disclosure hereunder otherwise than as a result of previous confidential disclosure by the Supplying Party; (b) at the time of disclosure or thereafter is in the public domain through no fault or omission of the Supplying Party; (c) is acquired, developed or received by the Receiving Party independent of this Agreement and without the assistance of the Supplying Party or the use of Proprietary Information of the Supplying Party, as can be evidenced by the Receiving Party's tangible competent proof, such as written business or similar records, provided that such information is not known by the Receiving Party to be subject to another confidentiality agreement with, or obligation of secrecy to, the Supplying Party; or (d) disclosures required by applicable law.

                  Upon the termination or expiration of this Agreement, each Party shall return to the other Party any documents, logos, products, or other materials supplied under this Agreement, and any Proprietary Information.

         8.2. CBT and OneLink hereby acknowledge that, in view of the uniqueness of the business of CBT and OneLink, the Parties may not have adequate remedies at law for money damages in the event that this Section 8.1 has not been performed in accordance with its terms by the other Party, and therefore both Parties agree that the other shall be entitled to specific performance of the terms of this Section 8 and such equitable and injunctive relief as may be available to restrain the other from the violation of the provisions of this Section 8, in addition to any other remedy to which either Party may be entitled, at law or in equity, for such breach or threatened breach.

         8.3. The provisions of this Section 8 shall survive the termination or expiration of this Agreement for a period of one (1) year.

         8.4. CBT [***]* CBT. Such [***]* shall be used by OneLink to perform its obligations under this Agreement [***]*. [***]*.

         8.5. Nothing in this agreement shall prohibit OneLink from disclosing the existence of this agreement or its terms to a third party in connection with a change in control by way of sale of substantially all its assets, sale of stock, by merger of otherwise.

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9.       OWNERSHIP OF INTELLECTUAL PROPERTY

         9.1. In the course of or as a result of performance under this Agreement, any inventions, discoveries, adaptations, ideas, specifications, functional requirements, business and technical information, computer or other apparatus programs, software, copyrightable material, documentation, trade secrets, trademarks, and other ideas or knowledge related to TeleSmart Data Services and Call Graphics Software, whether written or not ("Intellectual Property"), originated, discovered, or developed as part of this Agreement shall belong to OneLink.

         9.2. Unless specified otherwise in this Agreement, all other intellectual property which is not Intellectual Property shall belong to the Party that originated, discovered or developed the such intellectual property.


10.      INDEPENDENT CONTRACT - RELATIONSHIP OF THE PARTIES

The relationship between the Parties is that of an independent contractor. This Agreement is not intended to create any other relationship of any kind, including but not limited to an employer-employee relationship, joint venture, dealership, distributorship, franchise, partnership or any other relationship of any similar kind between CBT and OneLink. Except as expressly provided herein, neither Party will have the authority to enter into an agreement for the other, nor shall be obligated by any agreements, representations or warranties made by the other to any person, nor with respect to any other action of the other, nor shall either Party be responsible for any damage to any person or entity or their property caused by the other Party's action, failure to act, negligence, or willful conduct.

11.      PUBLICITY

Neither Party shall disclose the terms and conditions or rates contained herein to any third Party without prior written consent except disclosures required by applicable laws.


12.      TERMINATION

Notwithstanding any other provisions hereof, either Party may terminate this
Agreement:

         12.1.    [***]* ;

         12.2. By written notice to the other Party, effective immediately upon such notice, on the happening of any one or more of the following events:

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                 (a)       Any payment due from the other Party shall be in
                           arrears and unpaid for a period of forty-five (45) days after the same shall have become due and payable;

                 (b) The other Party shall be in default under any term or condition of this Agreement and shall have failed to cure the same within thirty (30) days after it shall have been served with notice of default in writing;

                 (c) The commencement of voluntary or involuntary proceedings under any bankruptcy, reorganization or similar laws of any jurisdiction by or against the other Party, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of the other Party, or if a receiver be appointed for it or its property, or if any of its goods or properties shall be taken in execution; or

                 (d) If this Agreement [***]* . The exercise of any rights under this Section 12 will be without prejudice to any other rights the terminating Party may have at law or in equity, under this Agreement or otherwise. The termination of this Agreement, standing alone, will not give rise to any rights or claims for compensation or damages, including loss of profits, goodwill or otherwise, by the other party.

                 (e) In the event that CBT has exercised its right to terminate this Agreement under paragraph 12 hereof, on the date of termination CBT shall pay to OneLink, [***]* : (i) any unpaid invoices then outstanding, and (ii) [***]*

Without limiting the foregoing, after the effective date of termination OneLink shall discontinue to use in any manner any trademark, trade name, slogan, label, title or insignia now or hereafter adopted by CBT or any of its affiliates; and
(ii) shall return to CBT at CBT's expense all documents, logos, products and other information in the possession or control of OneLink that belongs to CBT or any of its affiliates that was supplied to OneLink by CBT during the term of this Agreement.


13.      NOTICES

All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered (i) when delivered personally; or (ii) by the mailing of such notice to the parties entitled thereto, registered or certified mail, postage prepaid to the parties at their address set forth below:

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         If To CBT:                                 If To OneLink:

         Cincinnati Bell Telephone                  OneLink Communications, Inc.
         Attn:  Contract Manager                    Attn:  President
         102-260                                    Suite 150
         201 East Fourth Street                     10340 Viking Drive
         Cincinnati, OH  45202-2301                 Eden Prairie, MN  55344


14.      [***]*

[***]*

15.      [***]*
16.      INDEMNIFICATION

         16.1. OneLink agrees to indemnify, defend and hold harmless CBT, its affiliated companies, directors, agents, employees and independent contractors from and against any liability, damage, loss, costs or expense (including reasonable attorney's fees, expert witness fees and disbursements) resulting from third party claims made or suits brought against CBT arising from or related in any way to OneLink's misuse or improper disclosure of any Customer Proprietary Network Information provided by CBT to OneLink, intentional misconduct, gross negligence or actions outside the scope of this Agreement which constitute a breach of this Agreement.

         16.2. CBT agrees to indemnify, defend and hold harmless OneLink, its affiliated companies, directors, agents, employees and independent contractors from and against any liability, damage, loss, costs or expense (including reasonable attorney's fees, expert witness fees and disbursements) resulting from third party claims made or suits brought against OneLink arising from or related in any way to CBT's intentional misconduct, gross negligence or actions outside the scope of this Agreement and all damages and costs (including but not limited to shipping costs) resulting from OneLink action based on CBT transmission of incorrect shipping information.

                  NOTWITHSTANDING THE FOREGOING, CBT AND ONELINK AGREE THAT IN NO EVENT SHALL CBT OR ONELINK BE LIABLE TO ANY PARTY FOR, OR RESPONSIBLE FOR INDEMNIFICATION OF THE OTHER PARTY TO THIS AGREEMENT IN AN AMOUNT TO EXCEED $250,000 OR FOR SPECIAL,

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                  INCIDENTAL, CONSEQUENTIAL, PUNITIVE, STATUTORY OR EXEMPLARY
                  DAMAGES FOR LOST PROFITS, REVENUE, USE OR SALES, INJURY TO PERSON OR PROPERTY OR ANY OTHER INCIDENTAL OR CONSEQUENTIAL LOSS, EVEN IF CBT OR ONELINK IS NOTIFIED OF THE POSSIBILITY THAT SUCH DAMAGE MAY OCCUR. ONELINK DISCLAIMS ALL LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY, OR OTHERWISE, TO ANY PARTY OTHER THAN CBT EXCEPT, THAT LIABILITY SET FORTH HEREIN.


17.      INFRINGEMENT

Each Party hereto warrants that the services provided for in this Agreement shall not violate or infringe any valid trademarks, service marks, patents and/or copyrights held by third parties and undertakes that it shall defend, indemnify and hold harmless, the other Party, its agents, distributors, officers, directors, employees, shareholders, successors and assigns, and each of them, from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, judgments, losses, damages, costs, charges, attorneys fees, and other expenses of every nature and character by reason of such violation or infringement.


18.      INSURANCE

With respect to work performed in connection with this Agreement, OneLink agrees to maintain during the term of this Agreement, all insurance and/or bonds required by law or this Agreement, including: (1) Worker's Compensation and related insurance to the extent that it is prescribed by the law of the state in which the work is performed; (2) employer's liability insurance with limits of at least $1,000,000 for each occurrence; and (3) comprehensive general liability insurance including contractual liability each with limits of at least $1,000,000 for bodily injury, including death to any one person, and one million dollars $1,000,000 on account of any one occurrence and $1,000,000 for each occurrence of property damage.


19.      CHOICE OF LAW

This Agreement shall be governed by and interpreted exclusively in accordance with the laws of the State of Ohio, U.S.A.


20.      NON SOLICITATION OF EMPLOYEES

During the Term of this Agreement, and for a period of twelve (12) months thereafter, neither party, without the prior written permission of the other

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Party, CBT or its agent shall not directly or indirectly solicit full-time employees of OneLink whose primary responsibilities are the performance of software development and provisioning of Services under this Agreement. Solicitation shall not include responding to inquiries by such employees or advertisement of employment opportunities in newspapers and trade publications.


21.      FORCE MAJEURE

Neither Party shall be responsible for delays or failures in performance resulting from unforeseeable acts beyond the reasonable control of such Party which could not have been prevented in the exercise of due care. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations, fire, communication line failures, power failures, earthquakes or other disasters or other similar causes beyond its control ("Force Majeure Conditions"). If any Force Majeure Condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party affected by the other's delay or inability to perform. The affected Party, in the event such Force Majeure Condition causes performance to be delayed for more than ten (10) business days may elect to: (1) terminate this Agreement; (2) suspend this Agreement for the duration of the Force Majeure Condition; or (3) resume performance under this Agreement once the Force Majeure Condition ceases with option for the affected Party to extend the period of this Agreement up to the length of time the Force Majeure Condition existed. Unless written notice is given within thirty (30) days after the affected Party is notified of the Force Majeure Condition, option (3) herein shall be deemed selected.




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22.      ARBITRATION

Any dispute among the parties hereto shall be resolved in accordance with the arbitration provisions of this Section 21.

Any controversy or claim arising out of or related to this Agreement may be referred by either party to arbitration to be conducted in Cincinnati, Ohio pursuant to the Rules of Arbitration of the American Arbitration Association ("AAA"), as presently in force, by one or more arbitrators appointed in accordance with said Rules. Any arbitration award shall be the sole and exclusive remedy between the parties and shall be final and binding upon them. Judgment upon any award rendered in such arbitration may be entered in any court having jurisdiction thereof. Either party requesting arbitration under this Agreement shall make a written demand therefore on the other party by registered mail with a copy to the AAA.


23.      SEVERABILITY

In case any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceable shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.


24.      ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the Parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants or conditions, express implied, whether by statute or otherwise, other than as set forth herein, have been made by any Party hereto.


25.      CAPTIONS

Headings and captions are for the purpose of convenience and reference only and are not to be construed as a part of this Agreement.




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26.      AMENDMENTS

This Agreement may be amended only by a written instrument specifically referring to this Agreement signed on behalf of each Party.


27.      WAIVER

The waiver of any term hereof shall be binding only when committed to writing. No waiver, whether express or implied, shall be construed as a waiver of the same or any other term, condition or right on any other occasion.


28.      SIGNATURES


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written, such Parties acting by their officers, being thereunto duly authorized.


ONELINK COMMUNICATIONS, INC.         CINCINNATI BELL TELEPHONE




By:                                  By:



Printed Name:  Paul Lidsky           Printed Name:  Earl Monk



Title: President                     Title:  Director - Purchasing & Contracting



Date:                                Date:


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                            CINCINNATI BELL TELEPHONE
                             Processing Fee Schedule
                                  Attachment A




         Guaranteed Minimum Monthly Records             Fee per Record


                           [***]*

- Call records processed over the minimum will have an incremental per record processing fee of[***]* .


         [***]*

- [***]*  (See Attachment B, Rate Schedule[***]* .

- CBT shall have the option to increase its monthly minimum per record call processing guarantee at any point during the term of the contract.

- CBT will pay these invoices within thirty (30) days from date of each invoice without penalty.


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CBT will also pay to OneLink on a thirty (30) day net basis after receipt of the invoice the following fees:

[***]*
OTHER FEES

Archive Data Reports

Archive Data Reports (not to exceed seven (7) months[***]* . [***]* . [***]*. All other costs will be included with customer support and built into any fees.

[***]*
[***]* .

[***]* .



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                            CINCINNATI BELL TELEPHONE
                                  Call Analysis
                            OneLink Contract Summary
                                  Attachment B


[***]*

                                  Rate Schedule



                                                    Excess Call Volume Rate
                                   Monthly          Volume In      Rate Per
Level     Call Volume              Minimum          Excess Of     Call Record


[***]*





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                            CINCINNATI BELL TELEPHONE
                      Functional Requirements Specification
                                  Attachment C


2.0.     Scope

         2.0.1. This document provides the functional requirements for Call Flow Analysis service. This document includes technical details regarding how CBT and OneLink transfer data, and how data is managed, how data is prepared and distributed to customers.

                This document does not specify any of the [***]* . This document does not specify [***]*.


                2.1.      Service Orders/Provisioning


         2.1.1. OneLink shall work with CBT to develop [***]*. The data interchange communications [***]*. Data format and data transfer [***]*.


         2.1.2.    OneLink shall [***]*.


         2.1.3.    OneLink shall [***]*.


         2.1.4. OneLink shall be [***]*. The system and/or operating software [***]*. [***]*.



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2.2.     Data


         2.2.1.Access and Transfer


              2.2.1.1.     OneLink [***]*


              2.2.1.2.     OneLink shall [***]*.


              2.2.1.3.     The [***]* 2.2.1.4. OneLink's service bureau
                      operations shall not be accessible by anyone other than OneLink and OneLink's approved agents.


              2.2.1.5.     Connection to the [***]*

              2.2.1.6.     [***]* .


              2.2.1.7.     OneLink and CBT shall insure [***]*.


              2.2.1.8.     Data shall be sent to OneLink on a daily basis with
                      transmissions occurring more frequently as needed and mutually agreed upon by the Parties.


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         2.2.2. [***]*

              2.2.2.1.      OneLink shall [***]*.

         2.2.3. [***]*

              2.2.3.1.      [***]*

         2.2.4.  Quality

              2.2.4.1.      OneLink shall implement quality control processes
                      and test procedures to ensure that the output file provided to customers match the data received from CBT. Specific control processes shall be mutually agreed upon.

              2.2.4.2.      OneLink shall perform cleanliness and quality
                      control checks on the data received from CBT to reasonably ensure that data sets are complete and all duplicates are removed. Specific control processes shall be mutually agreed upon.

              2.2.4.3.      When data sets are flagged as unclean or incomplete,
                      OneLink will notify CBT of the problem. Notification will include a written statement of the problem, including information regarding the affected lines. Contact names, e-mail addresses and numbers TBD.


              2.2.4.4.      OneLink shall [***]*

              2.2.4.5.      Should CBT [***]*

         2.2.5.  Input File Content

               2.2.5.1.     Data will be [***]*
               2.2.5.2.     Data which [***]*

               2.2.5.3.     When a [***]* .

         2.2.6.  Output file content

               2.2.6.1. OneLink will produce output files as follows: 1 [***]*.

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               Additional fees will be charged for customers subscribing to multiple output options.

               2.2.6.2.    [***]* .

               2.2.6.3.    OneLink will [***]*



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         2.2.7.Security/ [***]*

              2.2.7.1.    Only AUTHORIZED CBT employees and AUTHORIZED OneLink
                      employees or contracted representatives may [***]* .


              2.2.7.2.    [***]*


2.3.     Product Delivery


         2.3.1. The data file shall contain all of the processable data supplied by CBT for the time period of the report. [***]*.


         2.3.2.  The [***]* .


         2.3.3.  OneLink shall [***]* .


         2.3.4.  The [***]* .


         2.3.5.  OneLink shall [***]*


         2.3.6.  [***]*


         2.3.7.  [***]* .


2.4.     Fault Handling


         2.4.1. The following steps are performed to increase the reliability of the Call Flow Analysis service:


         2.4.2. Data transfers between CBT and OneLink will be accomplished using automated jobs directly to the external vendor's server.


         2.4.3.  If a data transfer fails [***]* .


         2.4.4.  [***]* .

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         2.4.5.   [***]*


         2.4.6. If the AIN network should fail for ANY REASON which directly impacts the performance of the AIN Call Flow Analysis Service, OneLink will be notified [***]* . [***]*


         2.4.7. Failure notification will be followed with specification from CBT on how to manage any data impacting problems. Such problems include but are not limited to AIN platform failures, faulty network connections, database addressing problems, etc.


2.5.     Support

         2.5.1.   Definitions

    The following capitalized terms used in this section shall have the following meanings:

    "Priority 1 Error" (or "Emergency") shall mean the Service or Software is unusable, produces incorrect results, or fails catastrophically in response to internal errors, user errors, incorrect input files, or incompatibility. The Service or Software does not perform most of its documented functions. Performance is materially degraded.

    "Priority 2 Error" (or "Detrimental") shall mean the Service or Software is usable, performs most, but not all of its documented functions.

    "Priority 3 Error" (or "Inconvenient") shall mean the Service or Software is usable but due to an Error does not provide the function in the most convenient way.

    2.5.2.        Services Provided

    OneLink agrees to provide the services with respect to the Service:

         2.5.2.1. OneLink agrees to maintain the Service in all material respects in conformity with the Functional Requirements. OneLink shall correct all Errors discovered by CBT, OneLink, a test participant, or subscriber/user. If CBT [***]* :

    [***]* 2.5.3.  Support for CBT Personnel

         2.5.3.1. Call Handling Support OneLink shall provide a phone-in service for Error Report and resolution and general support

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                  with qualified and trained personnel. Such phone-in services shall be available [***]*

             2.5.3.2.   [***]* .

             2.5.3.3.   All calls shall be handled with a high degree of respect
                  and professionalism. Complaints from CBT personnel, or received by CBT personnel will be documented and reported to OneLink.

             2.5.3.4.   OneLink shall provide [***]* support to resolve process
                  critical problems for internal CBT contacts. OneLink will not carry a full staff during off hours. [***]*.

    2.5.4.        Support for CBT Customers

             2.5.4.1.   [***]* ,[***]* .

2.6.     Call Graphics Software

         2.6.1.Design

              2.6.1.1.  OneLink's Call Graphics Software shall allow CFA customers to [***]* 2.6.1.2. The initial release of the Call Graphics Software shall be designed as a single user software package to run under Microsoft Windows 95(TM) or Microsoft Windows NT(TM) operating systems.
                      [***]*.

              2.6.1.3.  Customers shall be able [***]*

2.7.     [***]* CBT Customers

         2.7.1. OneLink will be responsible [***]* .

         2.7.2. OneLink will provide [***]* .

         2.7.3.   OneLink will provide capability [***]*

         2.7.4. OneLink will be required [***]* .

         2.7.5.   [***]* .

         2.7.6.   OneLink will [***]*.

         2.7.7.   The [***]*.


-------------------------------------
* Portions of this document indicated by [***] have been omitted and filed separately with the Commission.

2.8. Service Enhancements

         2.8.1. Report Enhancement - OneLink shall make enhancements to currently offered reports at CBT's request with a mutually agreed upon timeframe. [***]*

         2.8.2. Additional Report Information - OneLink shall add additional information provided by CBT to customer reports at a mutual agreeable cost and timeframe, representing time and development expenses incurred, with such expenses passed through to the customer at a price point mutually acceptable to the parties.

         2.8.3. Enhancements to Call Graphics Software. - OneLink shall make enhancements to the software at CBT's request. Expenses for agreed upon enhancements and timelines shall be mutually agreed upon by the parties.



-------------------------------------
* Portions of this document indicated by [***] have been omitted and filed separately with the Commission.

                            CINCINNATI BELL TELEPHONE
                                     [***]*
                                  Attachment D




-------------------------------------
* Portions of this document indicated by [***] have been omitted and filed separately with the Commission.